April 4, 2014

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE: CUI Global, Inc.

Commission File No. 0-29923

We have read the statements of CUI Global, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated April 4, 2014 and agree with such statements as they pertain to our firm.

Regards,

Liggett, Vogt & Webb

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants